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                                                                     Exhibit 4.1

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of the 18th day of June, 2001, by and between PLANVISTA CORPORATION (f/k/a HealthPlan Services Corporation), a Delaware corporation, as issuer (the "Company"), and HEALTHPLAN HOLDINGS, INC., a Delaware corporation, as the initial holder (the "Purchaser").

     WHEREAS, the Company and the Purchaser are parties to a Stock Purchase Agreement dated as of April 1, 2001, as amended by that First Amendment to Stock Purchase Agreement dated as of June 18, 2001 (the "Stock Purchase Agreement"), pursuant to which, on the date hereof, the Company is issuing to the Purchaser, a 6% Secured Convertible Promissory Note in the principal amount of $5,000,000 (the "Convertible Note"), all on the terms and subject to the conditions set forth in the Convertible Note; and

     WHEREAS, the execution and delivery of this Agreement by the Company is a condition precedent to the execution and delivery of the Convertible Note;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS.  Unless otherwise indicated, all capitalized terms not
   -----------
otherwise defined herein have the respective meanings set forth in the Convertible Note. In addition, the following terms have the following meanings:


          "Closing" means the closing of the transactions contemplated by the Stock Purchase Agreement.

          "Commission" means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

          "Common Stock" means the shares of common stock of the Company $.01 par value per share.

          "Company" is defined in the preamble to this Agreement.

  "Convertible Note" is defined in the preamble to this Agreement

          "Demanding Holders" is defined in Section 2.2(a).

          "Demand Registration" is defined in Section 2.2(a).
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          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

     "Financing Transaction" means a financing transaction involving the sale of securities of the Company for a minimum of $17,500,000 through a private placement which is to take place within 12 months of the Closing..

          "Indemnified Party" is defined in Section 4.3.

          "Indemnifying Party" is defined in Section 4.3.

          "Maximum Number of Shares" is defined in Section 2.2(d).

          "Purchased Shares " means the shares of Common Stock, which are to be issued to the Purchaser at the Closing, the total number of which is to be determined by adding 100,000 to the number obtained when dividing $5,000,000.00 into the weighted average daily closing price of the Common Stock on the New York Stock Exchange (or if such shares are not traded on the New York Stock Exchange such other exchange on which the Company's Common Stock is principally traded ) during the ten trading days ending three trading days prior to the Closing. As to any particular Purchased Shares, such securities shall cease to be Purchased Shares when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; or (b) such securities shall have ceased to be outstanding.

          "Piggy-Back Registration" is defined in Section 2.3(a).

          "Purchaser" is defined in the preamble to this Agreement.

          "Purchaser Indemnified Party" is defined in Section 4.1.

          "Register," "registered" and "registration" mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

          "Registrable Securities" mean all of the shares of Common Stock issued or issuable upon the conversion of the Convertible Note, in whole or in part, pursuant to any provision of Section 10 of the Convertible Note or if and when the Company exercises its right to pay interest on the Convertible Note by issuing to the holder thereof shares of Common Stock in accordance with the terms of the Convertible Note. Registrable Securities include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall

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have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have become freely transferable under Rule 144(k) (or any successor rule or regulation) promulgated under the Securities Act; (c) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or
(d) such securities shall have ceased to be outstanding.

          "Registration Statement" means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

          "Restricted Period" means the period beginning on the date hereof and ending on January 1, 2002 or until a Registration Statement covering the Registrable Securities becomes effective with the Commission, whichever occurs later.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

          "Stock Purchase Agreement" is defined in the recitals to this Agreement.

          "Subordination Agreement" is that certain Subordination Agreement between the Company and the Purchaser and delivered at the Closing.

          "Target Gross Proceeds" is defined in Section 2.2(g).

          "Underwriter" means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

2.  REGISTRATION RIGHTS.
    -------------------

2.1  Registration of Purchased Shares.  As soon as practicable following the
     --------------------------------
closing of the transactions contemplated by the Stock Purchase Agreement (the "Closing"), the Company shall file a Registration Statement with the Commission to cover the sale of the Purchased Shares by the Purchaser. The Registration Statement shall be on such form as shall then be available to the Company and which the Company believes will be most expediently reviewed by the Commission and achieve such registration. The Company shall use its best efforts to achieve the prompt effectiveness of the Registration Statement under this
Section 2.1 and to maintain it effective until the Purchased Shares covered thereby have been sold. The registration of the Purchased Shares pursuant to this Section 2.1 shall not require any demand, written or oral, nor any other form of notification from the Purchaser and shall not count as a "Demand Registration" for purposes of Subsection 2.2(a). The

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Purchaser agrees that, during any day after Closing, and while the Registration
Statement covering the Purchased Shares is in effect, it shall not sell more than 25% of the average daily trading volume of the Company's common stock during the preceding 90 day period.

2.2 Demand Registration.
    -------------------

(a)  Request for Registration.  At any time following the earlier to occur of
     ------------------------
     (i) the closing of the Financing Transaction or (ii) November 30, 2002, the holders of a majority-in-interest of the Registrable Securities may make a written demand for registration under the Securities Act of all or part of their Registrable Securities (a "Demand Registration"), provided that in no event shall there be any sale of Registrable Securities for which a Demand Registration was requested prior to January 1, 2001. Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder's Registrable Securities in the Demand Registration (each holder including shares of Registrable Securities in such registration, a "Demanding Holder") shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.2(d) and the provisos set forth in Section 3.1(a).
     The Company shall not be obligated to effect more than two (2) Demand Registrations under this Section 2.2(a).

(b)  Effective Registration.  A registration will not count as a Demand
     ----------------------
     Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration
                           --------  -------
     Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective.

(c)  Underwritten Offering.  If a majority-in-interest of the Demanding Holders
     ---------------------
     so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. A majority-in-interest of the Demanding Holders may select one or more firms of investment bankers to act as the managing Underwriter or Underwriters in connection with such offering and may select any additional managers to be used in connection with such offering.

(d)  Reduction of Offering.  If the managing Underwriter or Underwriters for a
     ---------------------
     Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the

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     shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the "Maximum Number of Shares"), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in
                                                               --- ----
     accordance with the number of shares of Registrable Securities held by each Demanding Holder, regardless of the number of shares of Registrable Securities which such Demanding Holder has requested be included in such registration) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons (to be allocated among the persons requesting inclusion in such registration pursuant to such contractual arrangements pro rata in accordance with the number of shares
                              --- ----
     of Common Stock with respect to which such persons have the right to request such inclusion under such contractual arrangements, regardless of the number of shares which each such person has actually requested to be included in such registration) and that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i),
     (ii) and (iii), the shares of Common Stock that other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

(e)  Withdrawal.  If a majority-in-interest of the Demanding Holders disapprove
     ----------
     of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2.2(a).

(f)  Restricted Period.  Notwithstanding anything stated herein, no sales of the
     -----------------
     Registrable Securities shall be effected until the termination of the Restricted Period.


          (g) Registrable Securities to be Returned/Early Termination of
              ----------------------------------------------------------
Registration.  Notwithstanding anything stated herein, in the event that the
------------
Purchaser receives gross proceeds of Five Million Dollars ($5,000,000) plus the amount of any accrued unpaid interest from the sale of Registrable Securities or, if a lesser amount is then outstanding under the

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Convertible Note, such amount as would in the aggregate represent $5,000,000 plus the amount of any accrued unpaid interest less any payments of principal and interest on the Convertible Note received by the Purchaser (the "Target Gross Proceeds") prior to the sale of all the Registrable Securities, the Purchaser shall immediately cease any further sale of such Registrable Securities and shall immediately notify the Company that the Target Gross Proceeds have been reached, and upon receipt of such notice the Company shall be free to terminate the effectiveness of the Registration Statement covering the Registrable Securities. In such event, the Purchaser shall return any unsold Registrable Securities to the Company pursuant to the terms of the Subordination Agreement and the Convertible Subordinated Note. If (i) all of Purchaser's Registrable Securities are sold and (ii) the Target Gross Proceeds have not been reached, then the Company shall deliver to the Purchaser within ten (10) business days the number of shares of Common Stock equal to the difference between the Target Gross Proceeds and the gross proceeds actually received by the Purchaser (prior to any commissions or other payments to registered brokers or underwriters) from the sale of the Registrable Securities, divided by the weighted average daily closing price of the Common Stock on the New York Stock Exchange (or if such shares are not traded on the New York Stock Exchange such other exchange on which the Company's Common Stock is principally traded ) during the ten preceding trading days, and shall take all steps necessary to register such shares for sale. The provisions of this Subsection 2.2(g) shall remain in effect until the end of any 12-month period commencing after the effective date of a Registration Statement filed in respect of the Registrable Securities and during which the closing price of the Common Stock on the New York Stock Exchange (or if such shares are not traded on the New York Stock Exchange such other exchange on which the Company's Common Stock is principally traded ) was greater than $8.1967 per share during at least ninety (90) trading days during such period. In such event, the parties will be deemed to have waived their respective rights to enforce the terms of this Subsection 2.2(g) and it shall be of no further force or effect.

2.3  Piggy-Back Registration.
     -----------------------

(a)  Piggy-Back Rights.  If at any time the Company proposes to file a
     -----------------
     Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or by shareholders of the Company for their own account (or by the Company and by shareholders of the Company), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company's existing shareholders or (iii) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than forty-five (45) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register such number of shares of Registrable Securities as such holders may request in writing within fifteen (15) days following receipt of such notice (a "Piggy-Back Registration"). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof.

(b)  Reduction of Offering.  If the managing Underwriter or Underwriters for a
     ---------------------
     Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.3, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in such registration: (i) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (ii) second, if the registration is a "demand" registration undertaken at the demand of persons other than the holders of Registrable Securities pursuant to written contractual arrangements with such persons, then to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock for the account of demanding persons that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and
     (ii), the Registrable Securities as to which registration has been requested under this Section 2.3; and (iv) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses
     (i), (ii) and (iii), the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights which such other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

(c)  Withdrawal.  Any holder of Registrable Securities may elect to withdraw
     ----------
     such holder's request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company may also elect to withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.4  Registrations on Form S-3.  Provided that no sale of Registrable Securities
                               -------------------------------------------------
     take place prior to January 1, 2002, the holders of Registrable Securities
     ------------------------------------
     may at any time and from time to time after the earlier to occur of (i) the closing of a Financing Transaction or (ii) November 30, 2001, request in writing that the Company register the resale of any or all of Registrable Securities on Form S-3 (or any similar short-form registration which may be available at such time). Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder's or holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to
              --------  -------
     effect any such registration pursuant to this Section 2.4 if Form S-3 is not available for such offering. The Company shall use its best efforts to maintain each Registration Statement under this Section 2.4 effective for sixty (60) days or until the Registrable Securities covered thereby have been sold, whichever shall first occur. Registrations effected pursuant to this Section 2.4 shall not be counted as Demand Registrations effected pursuant to Section 2.2.


          2.5  Restrictions on Arbitrage.  The Purchaser agrees that it will not
          ------------------------------
hedge, short, or otherwise arbitrage its position in the Company's common stock at any time that it holds Purchased Shares or Registrable Securities.

3.  REGISTRATION PROCEDURES.
    -----------------------

3.1  Filings; Information.  Whenever the Company is required to effect the
     --------------------
     registration of any Purchased Shares or Registrable Securities pursuant to
     Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

(a)   Filing Registration Statement.  The Company shall, as expeditiously as
      -----------------------------
      possible and in any event within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 2.2, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1(c); provided, however, that the Company
                                             --------  -------
      shall have the right to defer any Demand Registration for up to thirty
      (30) days, and any Piggy-Back Registration for up to the lesser of thirty
      (30) days or such lesser period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided further, however, that the
                                             -------- -------  -------
      Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

(b)  Copies.  The Company shall, prior to filing a Registration Statement or
     ------
     prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable

     Securities included in such registration, and such holders' legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

(c)  Amendments and Supplements.  The Company shall prepare and file with the
     --------------------------
     Commission such amendments, including post-effective amendments, and supplements to each such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until, as applicable: (i) in the case of the Purchased Shares, all Purchased Shares have been sold or (ii) in the case of Registrable Securities, the earlier to occur of the sale of all Registrable Securities covered by such Registration Statement in accordance with the intended method(s) of distribution set forth in such Registration Statement or the Purchaser's receipt of the Target Gross Proceeds in respect of the sale of Registrable Securities.

(d)  Notification.  After the filing of a Registration Statement, the Company
     ------------
     shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Purchased Shares or Registrable Securities, as the case may be, included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) of any stop order issued or threatened by the Commission (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) of any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Purchased Shares or Registrable Securities, as the case may be, included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of the Purchased Shares or Registrable Securities, as the case may be, included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.

(e)  State Securities Laws Compliance. The Company shall use its best efforts to
     --------------------------------
     (i) register or qualify the Purchased Shares or Registrable Securities, as the case may be, covered by any Registration Statement under such securities or "blue sky" laws of such jurisdictions in the United States as the holders of the Purchased Shares or Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) cause such Purchased Shares or Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of the Purchased Shares or Registrable Securities included in such Registration Statement to consummate the disposition of such Purchased Shares or Registrable Securities, as the case may be, in such jurisdictions; provided, however, that the Company shall not be
                         --------  -------
     required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), or subject itself to taxation in any such jurisdiction.

(f)  Agreements for Disposition. The Company shall enter into customary
     --------------------------
     agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Purchased Shares and/or Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters shall also be made to and for the benefit of the holders of Purchased Shares and/or Registrable Securities included in such registration statement. No holder of Purchased Shares or Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder's organization, good standing, authority, title to the Purchased Shares or Registrable Securities, lack of conflict of such sale with such holder's material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

(g)  Cooperation. The principal executive officer of the Company, the principal
     -----------
     financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Purchased Shares and/or Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

(h)  Records. The Company shall make available for inspection by the holders of
     -------
     Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Purchased Shares or Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

(i)  Opinions and Comfort Letters. The Company shall furnish to each holder of
     ----------------------------
     Purchased Shares or Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company's independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Purchased Shares or Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

(j)  Earnings Statement. The Company shall comply with all applicable rules and
     ------------------
     regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(k)  Listing. The Company shall use its best efforts to cause all Purchased
     -------
     Shares or Registrable Securities, as the case may be, included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Purchased Shares or Registrable Securities included in such registration.

3.2  Obligation to Suspend Distribution. Upon receipt of any notice from the
     ----------------------------------
     Company of the happening of any event of the kind described in Section 3.1(d)(iv), or in the case of a resale registration on Form S-3 pursuant to
     Section 2.4 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company's Board of Directors, of the ability of all "insiders" covered by such program to transact in the Company's securities because of the existence of material non-public information, each holder of Purchased Shares or Registrable Securities included in any registration shall immediately discontinue disposition of such Purchased Shares or Registrable Securities pursuant to the Registration Statement covering such Purchased Shares or Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1(d)(iv) or the restriction on the ability of "insiders" to transact in the Company's securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder's possession, of the most recent prospectus covering such Purchased Shares or Registrable Securities at the time of receipt of such notice.

3.3  Registration Expenses. The Company shall bear all costs and expenses
     ---------------------
     incurred in connection with any Demand Registration pursuant to Section 2.2, and any Piggy-Back Registration pursuant to Section 2.3, and any registration on Form S-3 effected pursuant to Section 2.4, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or "blue sky" laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Purchased Shares or Registrable Securities); (iii) printing expenses; (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Purchased Shares or Registrable Securities as required by Section 3.1(k);
     (vi) National Association of Securities Dealers, Inc. fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1(i)); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration; (ix) the purchase of selling stockholder errors and omissions insurance for the benefit of the Purchaser in any amount equivalent to the gross proceeds to be received by the Purchaser in connection with any registration under this Agreement, on terms and conditions satisfactory to the Purchaser; and (x) all fees and expenses incurred by the holders of Purchased Shares or Registrable Securities in connection with their participation in such registration, including, without limitation, the fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Purchased Shares or the Registrable Securities included in such registration, as well as accountants and other experts selected by the Purchaser. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Purchased Shares or the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders.

3.4  Information. The holders of Purchased Shares and/or Registrable Securities
     -----------
     shall provide such information as may reasonably be requested by the Company in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Purchased Shares or Registrable Securities under the Securities Act pursuant to Section 2.

4. INDEMNIFICATION AND CONTRIBUTION.
   --------------------------------

4.1  Indemnification by the Company. The Company agrees to indemnify and hold
     ------------------------------
     harmless the Purchaser and each other holder of Purchased Shares or Registrable Securities, as the case may be, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls the Purchaser and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a "Purchaser Indemnified Party"), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement under which such Purchased Shares or Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly, but in no event more than five (5) Business Days after request for payment, pay directly or reimburse each Purchaser Indemnified Party for any legal and any other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not
                                  --------  -------
     be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling Holder and stated to be specifically for use therein. The Company also shall indemnify any Underwriter of the Purchased Shares or Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2  Indemnification by Holders of Registrable Securities. Each selling holder
     ----------------------------------------------------
     of Purchased Shares or Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Purchased Shares or Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other person, if any, who controls such selling holder or such underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which such Purchased Shares or Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder and stated to be specifically for use therein, and shall reimburse the Company, its directors and officers, and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action. Each selling holder's indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3  Conduct of Indemnification Proceedings. Promptly after receipt by any
     --------------------------------------
     person of any notice of any expense, loss, judgment, claim, damage, liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the "Indemnified Party") shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the "Indemnifying Party") in writing of the expense, loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to
                --------  -------
     notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in
                                                   --------  -------
     any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4  Contribution.
     ------------

(a)  If the indemnification provided for in the foregoing Sections 4.1, 4.2 and
     4.3 is unavailable to any Indemnified Party in respect of any expense, loss, judgment, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such expense, loss, judgment, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such expense, loss, judgment, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata
                                                                  --- ----
     allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding
     Section 4.4(a). The amount paid or payable by an Indemnified Party as a result of any expense, loss, judgment, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Purchased Shares or Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Purchased Shares or Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. UNDERWRITING AND DISTRIBUTION.
   -----------------------------

5.1  Rule 144. The Company covenants that it shall file any reports required to
     --------
     be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.

5.2  Restrictions on Sale by the Company and Others. The Company agrees: (i) not
     ----------------------------------------------
     to effect any sale or distribution of any securities similar to those being registered in accordance with Section 2.2, or any securities convertible into or exchangeable or exercisable for such securities, during the ninety
     (90) days prior to, and during the one hundred twenty (120)-day period beginning on, the effective date of any Demand Registration (except as part of such Demand Registration to the extent permitted by Section 2.2(d)); and
     (ii) that any agreement entered into after the date hereof pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 under the Securities Act (except as part of any such registration, if permitted); provided, however, that the provisions of this Section 5.2
                    --------  -------
     shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities and shall not prevent the issuance of securities by the Company under any employee benefit, stock option or stock subscription plans.

     6.   MISCELLANEOUS.
          -------------

          6.1  Other Registration Rights. The Company represents and warrants
               -------------------------
that as of the date of this Agreement no person has any right to require the Company to register any shares of the Company's capital stock for sale or to include shares of the Company's capital stock in any registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Purchaser, (i) enter into any agreement granting any demand registration right (i.e., the right to require the Company to register the sale of any shares of the Company's capital stock), or (ii) enter into any agreement granting any piggy-back registration right (i.e., the right to require the Company to register the sale of any shares of the Company's capital stock in any registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person) which would restrict in any way the rights granted herein or require the Purchaser to suspend sale of any Purchased Shares or any Registrable Securities in order to allow sale of securities by any other party holding registration rights. At all times when this Registration Rights Agreement is in effect, and irrespective of any Financing Transaction, the Company agrees that
(i) with respect to Purchased Shares registered pursuant to a Registration Statement filed under the terms hereof, such Purchased Shares shall not be subject to any suspension, withdrawal, cut-back or other reduction in the number of shares to be sold, (unless required by the Commission), (ii) with respect to Registrable Securities requested by the Purchaser to be registered under the terms of this Agreement, such shares shall not be subject to any greater suspension, withdrawal, cut-back or other reduction in the number of shares to be sold, than as would apply to any other party whose shares are included in such registration; and (iii) with respect to any shares (whether Purchased Shares or Registrable Securities) to be registered under the terms of this Agreement, shares held by any of the Company's directors and officers shall be first subject to any applicable suspension, withdrawal, cut-back or other reduction in the number of shares to be sold prior to such suspension, withdrawal, cut-back or reduction applying to any of the Purchaser's shares.


              6.2  Redemption of Purchased Shares and Registrable Shares In
                   --------------------------------------------------------
Certain Circumstances. If the Company is unable to file a registration statement
---------------------
covering the Purchased Shares within forty five (45) days of the date of this Agreement or covering the Registrable Securities within forty five (45) days of receipt of a demand hereunder or if the Company is unable to get a registration statement covering such shares effective within one hundred five (105) days of the Date of this Agreement in the case of the Purchased Shares and within 105 days of the Demand for Registration in the case of Registrable Securities (in each case a "Timing Benchmark Failure"), the Company agrees upon the occurrence of each such Timing Benchmark Failure and each fifteenth day thereafter until
(i) in the case of a Failure to File within the required time such registration statement covering the Purchased Shares or the Registrable Securities, is filed with the Securities and Exchange Commission and (ii) in the case of a Failure to have the registration statement declared effective in the required time such shares become registered pursuant to an effective registration statement, as the case may be, to redeem for cash a number of the shares covered or to be covered by such registration statement as the case may be equal to one hundred thousand dollars ($100,000.00) divided by (i) in the case of the Purchased Shares the average closing price of the Company's Common Stock on the New York Stock Exchange (or if such shares are not traded on the New York Stock Exchange such other exchange on which the Company's Common Stock is principally traded ) over the ten (10) trading days preceding the last trading day (the "Average Ten Day Trading Price")prior to the occurrence of the Timing Benchmark Failure and (ii) in the case of the Registrable Shares the per share amount at which the Convertible Note was originally converted into such Registrable Shares. In order to exercise its right hereunder the Purchaser must make demand of the Company in writing with certificates representing the shares to be redeemed with duly executed stock powers attached within thirty days of the occurrence of the Timing Benchmark Failure to which the demand relates and upon timely receipt of such written demand with certificates and powers attached the Company will make payment to the Purchaser in cash by wire transfer of immediately available funds within two business days. If Stockholder is not permitted to redeem shares because an event of default has occurred under the Stockholder's credit agreement with its lenders then in lieu of making such redemptions the Stockholder shall issue a number of additional shares of its Common Stock to the Purchaser equal to one hundred thousand dollars ($100,000) divided by the Average Ten Day Trading Price for each Timing Benchmark Failure that has occurred provided that the total shares of Common Stock so issued as a result of all such Timing Benchmark Failures shall not exceed 100,000 Shares of the Stockholder's Common Stock (the "Redemption Default Cap").In addition to the foregoing, if with regard to the Purchased Shares such shares are not registered pursuant to an effective registration statement by December 31, 2001 and with regard to the Registrable Securities, such shares are not registered pursuant to an effective registration statement by the end of seven months from the date of the initial request for registration (in each case a "Registration Default Event") then upon the occurrence of such a Registration Default Event and each fifteenth day thereafter until such shares become registered pursuant to an effective registration statement, the Company shall deliver to the Purchaser ten thousand shares of its Common Stock ("Late Registration Securities") which shall be considered as additional Registrable Securities under the provisions of this Agreement provided that the total Late Registration Securities issuable hereunder shall not exceed 100,000 (the "Late Registration Cap"). The Late Registration Cap is separate and apart from the Redemption Default Cap. The Company and the Purchaser hereby acknowledge and agree that nothing set forth in this Section 6.2 or any other provision of this Agreement shall modify, amend, alter or otherwise change in any respect Section 10.4 of the Convertible Note

          6.3   Assignment; No Third Party Beneficiaries. This Agreement and the
                ----------------------------------------
rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the Purchaser hereunder may be not be assigned or delegated by the Purchaser in whole or in part except to a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is or under common control with, the Purchaser, or to Purchaser's lenders in connection with providing Collateral Security as that term is defined under the Convertible Note. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2.

          6.4   Notices. All notices, demands, requests, consents, approvals or
                -------
other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely delivery of such notice to a reputable air courier service.

                To the Company:

                PlanVista Corporation
                3501 Frontage Road
                Tampa, FL 33607
                Attention: Phillip S. Dingle
                Fax: (813) 282-0490

                with a copy to:

                Fowler, White, Gillen, Boggs, Villareal & Banker, P.A. 501 East Kennedy Boulevard
                Suite 1700
                Tampa, Florida 33602
                Attention: David C. Shobe, Esq.
                Fax: (813) 228-9401


                To the Purchaser:

                HealthPlan Holdings, Inc.
                c/o Sun Capital Advisors II, L.P.
                5200 Town Center Circle
                Suite 470
                Boca Raton, Florida 33486
                Attention: Marc J. Leder, Rodger R. Krouse
                           and C. Deryl Couch, Esq.
                Fax: (561) 394-0540

          6.5   Severability. This Agreement shall be deemed severable, and the
                ------------
invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

          6.6   Counterparts. This Agreement may be executed in multiple
                ------------
counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

          6.7   Entire Agreement. This Agreement, the Stock Purchase Agreement,
                ----------------
the Convertible Note and the other documents contemplated thereby (including all agreements entered into pursuant hereto and thereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

          6.8   Modifications and Amendments. No amendment, modification or
                ----------------------------
termination of this Agreement shall be binding upon any other party unless executed in writing by the parties hereto intending to be bound thereby.

          6.9   Titles and Headings. Titles and headings of sections of this
                -------------------
Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

          6.10  Waivers and Extensions. Any party to this Agreement may waive
                ----------------------
any right, breach or default which such party has the right to waive, provided
                                                                      --------
that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

          6.11  Remedies Cumulative. In the event that the Company fails to
                -------------------
observe or perform any covenant or agreement to be observed or performed under this Agreement, the Purchaser or any other holder of Purchased Shares or Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. The Company agrees to pay all fees, costs, and expenses, including, without limitation, fees and expenses of attorneys, accountants and other experts, and all fees, costs and expenses of appeals, incurred by the Purchaser or any other holder of Purchased Shares or Registrable Securities in connection with the enforcement of this Agreement or the collection of any sums due hereunder, whether or not suit is commenced. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

          6.12  Governing Law. This Agreement shall be governed by, interpreted
                -------------
under, and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed within the State of Delaware, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

     7.   Waiver of Trial by Jury. Each party hereby irrevocably and
          -----------------------
unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, or the actions of Purchaser in the negotiation, administration, performance or enforcement hereof.

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

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY                       PLANVISTA CORPORATION (f/k/a HealthPlan
                              Services Corporation)


                              By: /s/ Phillip S. Dingle                        .
                                 -----------------------------------------------
                                 Name:  Phillip S. Dingle
                                 Title:


PURCHASER                     HEALTHPLAN HOLDINGS, INC.


                              By: /s/ M. Steven Liff                           .
                                 -----------------------------------------------
                                 Name:  M. Steven Liff
                                 Title:

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